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                                                                    EXHIBIT 99.1

                                                                [LOGO OF EXELON]
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News Release

From:     Exelon                                           For Immediate Release
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          Corporate Communications                         June 13, 2001
          P.O. Box 805379
          Chicago, IL  60680-5379

Contact:  Don Kirchoffner
          312.394.3001
          Linda Marsicano
          312.394.3099

    Exelon On Track to Meet or Beat 2001 Earnings Target of $4.50 per Share

Chicago (June 13, 2001) - Exelon Corporation Co-CEO John W. Rowe told investors today that Exelon is well on track to meet or beat its 2001 earnings target of $4.50 per share. Rowe made the announcement during a presentation at the Deutsche Banc Alex. Brown Power Conference in New York.

Rowe attributes the success to the smooth transition of the merger of Unicom and PECO Energy that formed Exelon Corporation and value-creating opportunities in the first quarter that were better than the company anticipated.

"These opportunities were fueled by high gas prices that persisted through early spring in our two principal markets, but they also arose from our PowerTeam's increasing knowledge of how to move power around the high demand markets within our reach," Rowe says.

"Also, the ComEd distribution system is in its best shape in recent years, and although we expect peak demand of 21,850 megawatts this summer, we have locked enough power to meet the demand of 23,600 megawatts. Exelon is committed to protecting our customers from the reliability problems currently plaguing California."

Asked how an excess supply of generation would affect Exelon's earnings and profitability, Rowe cited the resilience of and earnings protection afforded by Exelon's low cost of nuclear production (less than 2.2 cents/kilowatthour), the expertise and market reach of PowerTeam and the heavy demand generated from ComEd and PECO's combined customer base of 5 million.

Exelon will report its second quarter earnings on July 24, 2001 before the market opens.

A webcast of Exelon's presentation at the Deutsche Banc Conference can be accessed at www.db.com/conferences or through the Investor Relations section of
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the Exelon web site at www.exeloncorp.com. The webcast will be available on these web sites for 90 days after the date of the conference.

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Except for historical information, matters discussed in this release are forward-looking statements that are subject to risks and uncertainties. The factors that could cause actual results to differ materially include future events affecting the demand for, and the supply of, energy, including weather and economic conditions and the availability of generating units, and other factors discussed in Exelon's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking
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statements, which speak only as of the date of this release. Exelon undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.

Exelon Corporation is one of the nation's largest electric utilities with approximately five million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately five million customers in Illinois and Pennsylvania and gas to 425,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services and energy services. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.


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